Exhibit 10.6

NEWSTAR FINANCIAL, INC.

FIRST AMENDMENT TO

RESTRICTED STOCK AGREEMENT

Each of the undersigned is a party to an individual Restricted Stock Agreement and/or an Amended and Restated Restricted Stock Agreement, as applicable, with NewStar Financial, Inc., a Delaware corporation (the “Company”), dated December 13, 2006 (collectively, the “Agreements”). This FIRST AMENDMENT to the Agreements is entered in to as of December 13, 2006 (the “Amendment”). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreements.

W I T N E S S E T H:

WHEREAS, the requisite parties to the Agreements desire to amend the Agreements in accordance with Section 13 thereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:

Section 1. Amendment to Section 6. Section 6 of the Agreements is hereby deleted and replaced in its entirety as follows:

“6. Restrictive Covenants.

(a) At all times during the term of employment and, if the Termination Event is by the Management Stockholder for Good Reason or by the Company without Cause, for the period after the date of termination during which the Management Stockholder is receiving severance payments pursuant to the severance plan then in effect at the Company (or, in the case that the Management Stockholder chooses a lump sum severance payment in lieu of payment over time, during the period during which the severance payment would have applied) (the “Non-Compete Period”), the Management Stockholder shall not, directly or indirectly, alone or as a partner, officer, director, shareholder, member, sole proprietor, employee or consultant of any other firm or entity personally engage or participate in any Restricted Business as a material portion of his or her responsibilities.

(b) The Management Stockholder may, at the Management Stockholder’s option, choose not to be subject to clause (a) of this Section 6 if the Management Stockholder executes a release that waives any right to receive severance in accordance with the

Company’s severance plan within thirty (30) days after the effective date of the Termination Event and promptly returns any amount of severance received either prior to or after the date of such waiver.

(c) At all times during the term of employment and for a period of one (1) year after the effective date of the Termination Event (the “Non-Solicit Period”) (i) the Management Stockholder shall not, directly or indirectly, (A) cause, solicit, induce or encourage any employees, consultants or contractors of the Company Entities to leave such employment or service, or hire, employ or otherwise engage any such individual, or (B) cause, induce or encourage any customer, supplier or licensor of the Company Entities, or any other Person who has a material business relationship with the Company Entities, to terminate or modify any such relationship.

(d) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified business limitation or any other relevant feature of this Section 6 is unreasonable, arbitrary or against public policy, then a lesser time period, business limitation or other relevant feature which is determined to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.”

Section 2. Miscellaneous.

(a) Except as specifically amended above, the Agreements are and shall continue to be in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same agreement.

(c) All headings set forth in this Amendment are intended for convenience only and shall not control or affect the meaning, construction or effect of this Amendment or the Agreements or of any of the provisions hereof or thereof.

(d) This Amendment shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreements to be executed by their duly authorized as of the same day and year first above written.

COMPANY:

NEWSTAR FINANCIAL, INC.

By:
Name:	Timothy J. Conway
Title:	President

Robert Buzdon

Mark Douglass

Don Davis

P. Emery Covington

Robert F. Milordi

Paul Feloney

Robert Hornstein

Walter Marullo

Bruce Catania

Mike Eisenstein

FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT

David K. Roberts

Steve Hohl

Dan Crowley

John J. Woods

Colleen Banse

Thomas M. Calhoun

Peter Benham

Nick Edmonds

Peter Faigl

James Korinek

Carolyn Pianin

Tristan Pierce

Terry Edward

Mark D. Cordes

Mark R. duFour

FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT

Paul G. Holian

Andre J. Paquette

Keith Cox

Robert Kosian

Pat Mcauliffe

Greg Pachus

David Belanger

Scott Trefry

Jeff Greene

Ken Pulido

Mike Grimes

Jeff French

Austin Dean

Ira Kreft

Dave Ritchay

FIRST AMENDMENT TO RESTRICTED STOCK AGREEMENT